UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 McKinney Avenue, 7th Floor Dallas, Texas 75201
(Address of principal executive offices)

(972) 277-1136

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LTRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2026, Lantern Pharma Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue and sell to such investor in a registered direct offering (i) 1,469,725 shares (the “Common Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $1.09 per share, and (ii) pre-funded warrants to purchase up to 2,200,000 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of the Common Shares, at an offering price of $1.0899 (such registered direct offering, the “Offering”). The closing of the Offering occurred on September 30, 2026.

In addition, in a concurrent private placement, the Company issued to such investor warrants to purchase up to 3,669,725 shares of Common Stock (the “Purchase Warrants”), at an exercise price of $1.09 per share. The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such Purchase Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

The Purchase Warrants will become exercisable upon receipt of stockholder approval, or Stockholder Approval, of the issuance of the shares of common stock issuable upon exercise of the Purchase Warrants and expire five years following the initial exercise date. We have agreed to seek Stockholder Approval no later than ninety (90) days following September 28, 2026 at our next annual or special meeting of stockholders, with the recommendation of our Board of Directors that such proposal is approved, and we shall either (i) obtain a written consent in lieu of a meeting from our stockholders or (ii) solicit proxies from our stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposals. In the case of an annual or special meeting of stockholders, if we do not obtain Stockholder Approval at the first annual or special meeting, we shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the purchase warrants are no longer outstanding.

Each Pre-Funded Warrant entitles the holder to purchase one share (“Pre-Funded Warrant Share”) of Common Stock. The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full.

Pursuant to an engagement letter dated September 28, 2026, Rodman & Renshaw, LLC (the “Placement Agent”) acted as the sole placement agent for the Offering. In consideration for the Placement Agent serving as the placement agent for the Offering, the Company paid the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds of the Offering and reimbursed the Placement Agent for certain expenses and legal fees. In addition, the Company issued to the Placement Agent or its designees warrants to purchase 5% of the Common Shares (or Pre-Funded Warrants in lieu thereof) sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Purchase Warrants except that the Placement Agent Warrants have an exercise price of $1.3625 per share (125% of Common Share purchase price) and will expire on the fifth anniversary of Stockholder Approval. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission for the shares underlying the Placement Agent Warrants. The Company has also agreed to pay the Placement Agent a cash fee of 3.0% of the gross exercise price paid in cash with respect to the exercise of any Purchase Warrants issued in the concurrent private placement.

The Common Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-279718) that was declared effective by the Securities and Exchange Commission on June 10, 2024, and a prospectus supplement that was filed with the Securities and Exchange Commission on September 30, 2026 in connection with the Offering.

The Company received gross proceeds of approximately $4.0 million from the Offering, before deducting Offering expenses payable by the Company, including the Placement Agent’s fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Securities Purchase Agreement, form of the Pre-Funded Warrant, form of the Purchase Warrant and form of the Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

The Company issued press releases announcing the pricing and closing of the Offering on September 29, 2026 and September 30, 2026, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Common Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Warrants, and the Placement Agent Warrants, and the underlying shares of Common Stock issuable thereunder is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Purchase Warrant
4.3	Form of Placement Agent Warrant
5.1	Legal Opinion of Greenberg Traurig, LLP
10.1	Securities Purchase Agreement
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press release dated September 29, 2026 announcing the pricing of the Offering
99.2	Press release dated September 30, 2026 announcing the closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.

Dated: September 30, 2026	By:	/s/ David Margrave
David Margrave
Chief Financial Officer